SCHEDULE 14A
                                 (RULE 14a-101)
                     INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION

               PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE
                SECURITIES EXCHANGE ACT OF 1934 (AMENDMENT NO. )

Filed by the registrant [X]

Filed by a party other than the registrant [ ]

Check the appropriate box:
[ ]  Preliminary proxy statement
[X]  Definitive proxy statement
[ ]  Definitive additional materials
[ ]  Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             INSIGNIA SYSTEMS, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as Specified in Its Charter)



--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transactions applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11. (Set forth the amount on which the filing fee is calculated and state how it was determined.)

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount previously paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing party:

     (4)  Date filed:

                                     [LOGO]
                           INSIGNIA(R) SYSTEMS, INC.
                 5025 Cheshire Lane North * Plymouth, MN 55446

              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                                  MAY 17, 2000

--------------------------------------------------------------------------------

TO THE STOCKHOLDERS OF INSIGNIA SYSTEMS, INC.:

         NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders of Insignia Systems, Inc. (the "Company"), a Minnesota corporation, will be held on Wednesday, May 17, 2000 at 9:00 a.m., Central Daylight Savings Time, at the Ramada Plaza Hotel, 12201 Ridgedale Drive, Minnetonka, Minnesota, for the following purposes:

     1. To elect directors to serve for the ensuing year and until their successors are elected;

     2. To ratify an amendment to the Company's Stock Plan to increase by 200,000 shares the number of shares available under the Plan;

     3. To ratify an amendment to the Company's Employee Stock Purchase Plan to increase by 200,000 shares the number of shares available under the Plan and extend the term of the Plan for three additional years;

     4. To ratify the appointment of Ernst & Young LLP as independent auditors for the Company for the current year; and

     5. To transact such other business as may properly come before the meeting or any adjournment thereof.

         The foregoing items of business are more fully described in the Proxy Statement accompanying this Notice.

         The Board of Directors has fixed the close of business on March 22, 2000 as the record date for the determination of shareholders entitled to notice of and to vote at the meeting.

                                        By Order of the Board of Directors


                                        G. L. Hoffman
                                        Secretary
Plymouth, Minnesota
April 5, 2000


         ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. HOWEVER, TO ENSURE YOUR REPRESENTATION AT THE MEETING, YOU ARE URGED TO VOTE, SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE IN THE POSTAGE-PAID ENVELOPE ENCLOSED FOR THAT PURPOSE.

                                     [LOGO]
                           INSIGNIA(R) SYSTEMS, INC.


              ---------------------------------------------------

                                 PROXY STATEMENT

--------------------------------------------------------------------------------

         This Proxy Statement is furnished to the stockholders of Insignia Systems, Inc. in connection with the Board of Directors' solicitation of proxies to be voted at the annual meeting of stockholders to be held on May 17, 2000 or any adjournment thereof (the "Meeting"). The mailing of this Proxy Statement to stockholders commenced on or about April 5, 2000.

         All expenses in connection with solicitation of proxies will be borne by the Company. The Company will pay brokers, nominees, fiduciaries, or other custodians their reasonable expenses for sending proxy material to, and obtaining instructions from, persons for whom they hold stock of the Company. The Company expects to solicit proxies by mail, but directors, officers, and other employees of the Company may also solicit in person, by telephone, by telegraph or by mail. The Company's principal offices are located at 5025 Cheshire Lane North, Plymouth, Minnesota 55446.

         Any proxy may be revoked at any time before it is voted by written notice, mailed or delivered to the Secretary of the Company, or by revocation in person at the Meeting; but if not so revoked, the shares represented by such proxy will be voted in the manner directed by the shareholder. If no direction is made, proxies received from stockholders will be noted "for" the proposals set forth in the Notice of Meeting.

         The Company has 9,327,946 shares of common stock, par value $.01 per share (the "Common Stock") outstanding and entitled to vote at the Meeting. Each share of Common Stock is entitled to one vote. Only stockholders of record at the close of business on March 22, 2000 are entitled to vote at the meeting and at any continuation or adjournment thereof. The presence, in person or by proxy, of the holders of a majority of the shares of Common Stock entitled to vote at the meeting will constitute a quorum for the transaction of business.

         Under Minnesota law, each item of business properly presented at a meeting of stockholders generally must be approved by the affirmative vote of the holders of a majority of the voting power of the shares present, in person or by proxy, and entitled to vote on that item of business. However, if the shares present and entitled to vote on that item of business would not constitute a quorum for the transaction of business at the meeting, then the item must be approved by a majority of the voting power of the minimum number of shares that would constitute such a quorum. Votes cast by proxy or in person at the Meeting will be tabulated at the Meeting to determine whether or not a quorum is present. Abstentions will be treated as unvoted for purposes of determining the approval of the matter submitted to the shareholders for a vote. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

                              SECURITY OWNERSHIP OF
                      PRINCIPAL SHAREHOLDERS AND MANAGEMENT

         The following table presents information provided to the Company as to the beneficial ownership of Common Stock as of February 29, 2000 (i) by persons known to the Company to hold 5% or more of such stock, (ii) each of the directors of the Company, (iii) each of the executive officers named in the Summary Compensation Table on page 3 and (iv) by all current officers and directors as a group. Beneficial ownership includes shares available for purchase under warrants or options which are either currently exercisable or exercisable within 60 days after February 29, 2000.


Name and Address of                           Amount and Nature     Percent of
Beneficial Owner                           of Beneficial Ownership    Shares
---------------------------------------    -----------------------  -----------

Perkins Capital Management, Inc.                  1,799,800            17.4%
708 East Lake Street
Wayzata, MN 55391

W. Robert Ramsdell                                1,090,567(1)         11.4%
474 Paseo Miramar
Pacific Palisades, CA 90272

G. L. Hoffman                                       907,500(2)          9.7%
5025 Cheshire Lane North
Plymouth, MN 55446

Lloyd I. Miller, III                                554,410             5.4%
4550 Gordon Drive
Naples, FL 34102

Scott F. Drill                                      332,500(3)          3.5%
5025 Cheshire Lane North
Plymouth, MN 55446

Erwin A. Kelen                                      155,000(4)          1.6%
Kelen Ventures
5500 Wayzata Blvd., Suite 1045
Golden Valley, MN 55416

Frank D. Trestman                                   155,000(5)          1.6%
Trestman Enterprises
5500 Wayzata Blvd., Suite 1045
Golden Valley, MN 55416

Gary L. Vars                                         75,214(6)          0.8%
5025 Cheshire Lane North
Plymouth, MN 55446

John R. Whisnant                                     65,083(7)          0.7%
5025 Cheshire Lane North
Plymouth, MN 55446

Don E. Schultz                                       40,000(8)          0.4%
Agora, Inc.
1007 Church Street, Suite 105
Evanston, IL 60201

Gordon F. Stofer                                     19,014(9)          0.2%
Cherry Tree Ventures III
Centennial Lakes Office Park
7601 France Ave. So., Suite 225
Edina, MN 55435

All current Directors and Officers as a Group     2,839,635(10)        29.9%
(8 persons)

-----------------------------------------------------
  (1) Includes 280,000 shares subject to warrants which are currently exercisable.
  (2) Includes 50,000 shares subject to options and warrants which are currently exercisable.
  (3) Includes 310,000 shares subject to options and warrants which are currently exercisable.
  (4) Includes 105,000 shares subject to options and warrants which are currently exercisable and 30,000 shares held in trust for Mr. Kelen's children, as to which he disclaims beneficial ownership.
  (5) Includes 55,000 shares subject to options and warrants which are currently exercisable. Also includes 40,000 shares held in trust for Mr. Trestman's wife and children and 50,000 shares subject to warrants currently exercisable by the trust, as to which Mr. Trestman disclaims beneficial ownership.
  (6) Includes 51,464 shares subject to options and warrants which are currently exercisable.
  (7) Includes 23,750 shares subject to options and warrants which are currently exercisable.
  (8) Includes 40,000 shares subject to options and warrants which are currently exercisable.
  (9) Consists of 10,000 shares subject to options which are currently exercisable.
 (10) Includes 975,214 shares subject to options and warrants currently exercisable by officers and directors of the Company, 30,000 shares held in trust for the children of a director, 40,000 shares held in trust for the wife and children of another director.


                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

         The following table shows, for the fiscal years ending December 31, 1997, 1998 and 1999, the cash compensation paid by the Company, as well as certain compensation paid or accrued for such years, to Scott Drill, the Company's President and Chief Executive Officer, and to each other executive officer of the Company (together with Mr. Drill, the "Named Executives") whose total cash compensation exceeded $100,000 during Fiscal 1997, 1998 and 1999 in all capacities in which they served:

                           SUMMARY COMPENSATION TABLE

                                                                                   Long-Term
                                                      Annual Compensation         Compensation
                                Fiscal Year        -------------------------    ----------------
                                   Ended                                         Stock Options          All Other
Name and Position               December 31,          Salary         Bonus         and Awards         Compensation(1)
--------------------------    -----------------    ------------    ---------    ----------------    -------------------
G. L. Hoffman                        1999            $160,000          --               --                 $6,290
Chairman and                         1998            $160,000          --               --                 $6,409
Secretary                            1997            $158,800          --               --                 $6,375

Scott Drill                          1999            $200,000          --               --                 $  396
President and CEO                    1998            $169,743          --          400,000(2)              $1,125
                                     1997                 N/A         N/A              N/A                    N/A
Gary Vars                            1999            $144,000          --           65,000(3)              $  666
Executive Vice President             1998            $ 36,000          --          115,000(4)                  --
and General Manager                  1997                 N/A         N/A              N/A                    N/A


                                     Page 3



John R. Whisnant                     1999            $112,500          --           40,000(5)              $6,234
Vice President of Finance            1998            $100,000          --           35,000(6)              $6,286
                                     1997            $ 92,500          --               --                 $6,285

--------------------------
 (1) Includes amounts for car allowance and payment of life insurance premiums.
 (2) Includes a stock option to purchase 400,000 shares at $1.07 per share.
 (3) Includes a stock option to purchase 50,000 shares at $1.00 per share and a warrant to purchase 15,000 shares at $1.50 per share.
 (4) Includes a stock option to purchase 75,000 shares at $1.72 per share and a warrant to purchase 40,000 shares at $1.25 per share.
 (5) Includes a stock option to purchase 40,000 shares at $1.00 per share.
 (6) Includes a stock option to purchase 35,000 shares at $1.75 per share.

STOCK OPTIONS

         The Company's Stock Plan (the "Plan") provides for the granting of stock options or restricted stock awards to key employees, consultants and directors. An aggregate of 1,770,000 shares of common stock have been issued or reserved for issuance under the Plan, as amended by the Board of Directors on May 20, 1999, when 250,000 shares were added to the Plan.

         As of February 29, 2000, there are options outstanding under the Plan for 1,278,000 shares. During the last three years (January 1, 1997 to December 31, 1999), the Company has granted under the Plan options for a total of 650,000 shares to executive officers at an average price of $1.24 per share, options for a total of 75,000 shares to directors who are not executive officers at an average price of $1.62 per share and options for a total of 696,500 shares to other employees and to consultants at exercise prices ranging from $1.00 to $3.375 per share. In 1997 options to purchase 13,768 shares were exercised by current and former employees. In 1998 options to purchase 40,066 shares were exercised by current and former employees. In 1999 options to purchase 181,666 shares were exercised by current and former employees. As of February 29, 2000, options covering 828,093 shares have terminated with exercise prices ranging from $.50 to $4.50 per share.

                        OPTION GRANTS IN LAST FISCAL YEAR

                                                     % of Total Options
                                                         Granted to
                                 Number of              Employees in             Exercise
                               Shares Covered          Fiscal Year Ended           Price            Expiration
Name                          by Option Grants           Dec. 31, 1999           Per Share             Date
------------------------    -------------------    -----------------------    ----------------    ---------------
Gary L. Vars                    50,000(1)                   11.0%                $1.00(2)           8/16/2004

John R. Whisnant                40,000(3)                    8.8%                $1.75(2)           5/21/2003


------------------------
 (1) The option is exercisable for 25,000 shares after one year and 25,000 shares after two years.
 (2) Reflects the market value of the Company's Common Stock on the date of the grants.
 (3) The option is exercisable for 13,333 shares after one year, 13,333 shares after two years and 13,334 shares after three years.

OPTION EXERCISES AND HOLDINGS

         The following table sets forth information with respect to the Named Executives concerning the exercise of options during the last fiscal year and unexercised options held as of the end of the fiscal year:

          AGGREGATED OPTION EXERCISES AND FISCAL YEAR-END OPTION VALUES

                                                             Number of                   Value of Unexercised
                                                       Unexercised Options               In-the-Money Options
                            Shares                     at December 31, 1999            as of December 31, 1999(1)
                           Acquired      Value     ----------------------------     ------------------------------
Name                     on Exercise    Realized   Exercisable    Unexercisable     Exercisable      Unexercisable
-----------------------  -----------    --------   -----------    -------------     -----------      -------------
G. L. Hoffman                --            --         50,000              --         $109,400                --
Scott F. Drill               --            --        274,000         126,000         $685,000          $315,000
Gary L. Vars                 --            --         32,296         142,704         $ 51,538          $294,312
John R. Whisnant             --            --         23,750          66,250         $ 48,684          $150,111


-----------------------

 (1) Based on the market price of $3.563 per share for the Company's Common Stock on December 31, 1999.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(1) of the Securities Act of 1934 requires the Company's executive officers and directors to file reports with the Securities and Exchange Commission concerning their initial ownership and changes in ownership of Company securities. To the Company's knowledge, all such reports were filed in a timely manner, except that W. Robert Ramsdell filed one late report in February 2000 concerning his ownership as of his initial election date as a director.



                                     ITEM I
                              ELECTION OF DIRECTORS

         The Board of Directors has fixed at eight the size of the Board of Directors to be elected at the Meeting and has nominated as the management slate all of its current members. It is anticipated that proxies will be voted for the management slate, and that each nominee will serve if elected. Should any nominee be unable to serve, the persons named in the proxies may in their discretion vote for a substitute.

         The names and ages of the management slate of nominees, their principal occupations and other information is set forth below, based upon information furnished to the Company by the nominees.


   Name and Age                      Occupation                                                 Director Since
   -----------------------------     -----------------------------------------------------     ------------------

   G. L. Hoffman (50)                Chairman and Secretary of the Company                           1990

   Scott F. Drill (47)               President and Chief Executive Officer                           1998

   Gary L. Vars (59)                 Executive Vice President and General Manager                    1999

   Erwin A. Kelen (64)               Private Investor, Consultant                                    1990

   W. Robert Ramsdell (59)           Private Investor, Consultant                                    1999

   Don E. Schultz (66)               Professor, Consultant                                           1997

   Gordon F. Stofer (53)             Managing General Partner, Venture Capital Firm                  1990

   Frank D. Trestman (65)            Private Investor, Consultant                                    1990

BUSINESS EXPERIENCE

         G. L. Hoffman, age 50, a co-founder of the Company, has been the Chairman and Secretary of the Company since it was incorporated in January 1990 and was President and Chief Executive Officer from January 1990 until February 1998. Prior to that time he was a co-founder of Varitronic Systems, Inc., which develops, manufactures and markets business graphic products. Mr. Hoffman was employed as Chairman, Executive Vice President and Secretary of Varitronics from 1983 until January 1990. Mr. Hoffman had primary responsibility for developing Varitronics' international marketing and private label distribution systems.

         Scott F. Drill, age 47, has been President and Chief Executive Officer of the Company since February 24, 1998. Since May 1996, Mr. Drill was a partner in Minnesota Management Partners (MMP), a venture capital firm located in Minneapolis, Minnesota. He remains a partner in MMP, which completed investment of its capital in January 1998. From 1983 through March 1996 Mr. Drill was President and Chief Executive Officer of Varitronic Systems and Chairman since 1990. Prior to starting Varitronics, Mr. Drill held senior management positions in sales and marketing at Conklin Company and Kroy, Inc.

         Gary L. Vars, age 59, has been Executive Vice President and General Manager of the POPS Division since September 15, 1998. Prior to joining Insignia Systems, Mr. Vars spent 22 years as a marketing and business development consultant to Fortune 500 companies. From 1966 to 1976 Mr. Vars held various management positions at the Pillsbury Co., including Director of Marketing and New Product Development, Grocery Products Division.

         Erwin A. Kelen, age 64, has been a Director of the Company since August 1990. Since October 1990 Mr. Kelen has served as President of Kelen Ventures, a venture capital investment and consulting firm located in Minneapolis, Minnesota. From January 1984 to October 1990 Mr. Kelen was President and Chief Executive Officer of DataMyte Corporation, a manufacturer of computerized factory data collection systems based in Minneapolis, Minnesota. He is a director of Printronix, Inc., a manufacturer of printers for computer based systems located in Irvine, California; Computer Network Technologies, Inc., a Minneapolis-based designer and manufacturer of high-speed computer networking equipment; and CyberOptics a Minneapolis-based manufacturer of laser sensors and sensor systems.

         W. Robert Ramsdell, age 59, has been a Director of the Company since October 1999. Mr. Ramsdell has been engaged in private investments in micro cap companies since 1990. From 1970 to 1990 Mr. Ramsdell was in the institutional equity business where he became senior partner in 1973 as director of research and Los Angeles Office manager of Cantor Fitzgerald & Co and retired in 1990. He has been financial advisor to many companies including Occupational Urgent Care Systems (OUCH).

         Don E. Schultz, age 66, has been a Director of the Company since September 1997. Since 1977 Mr. Schultz has been a professor at Northwestern University. Mr. Schultz is also President of the consulting firm, Agora, Inc. and is a Senior Partner in Targetbase Marketing International and The Targetbase Institute. He is a director of Penten Media, Inc., a business publications and trade show company.

         Gordon F. Stofer, age 53, has been a Director of the Company since February 1990. Since 1980 Mr. Stofer has been the managing general partner of Cherry Tree Ventures, a venture capital investment firm located in Minneapolis, Minnesota. Mr. Stofer is also a director of Verdant Brands, Inc. (formerly Ringer Corporation), a lawn care products manufacturer and distributor in Eden Prairie, Minnesota; and Coda Music Technology, Inc., a developer and marketer of proprietary music technology products located in Eden Prairie, Minnesota.

         Frank D. Trestman, age 65, has been a Director of the Company since August 1990. Since November 1986 Mr. Trestman has served as President of Trestman Enterprises, a Minneapolis-based investment and consulting firm. Mr. Trestman also serves as a director of Best Buy Co., Inc., a national retailer of consumer electronic products based in Minneapolis, Minnesota, and Metris Companies, an information based direct marketer of consumer credit products, extended service plans and other fee based products and services to moderate income consumers. Metris Companies is located in Minneapolis, Minnesota.

         The Board of Directors has two standing committees, the Audit Committee and the Compensation Committee, each consisting of Mr. Kelen, Mr. Stofer and Mr. Trestman. The Audit Committee met once and the Compensation Committee met once during 1998.

         The Board of Directors met four times during 1999. Each director attended at least 75% of the meetings held. The Company's directors do not receive any fees for their service on the Board of Directors, other than reimbursement of reasonable out-of-pocket expenses incurred on behalf of the Company. The Company's amended Stock Plan provides for the annual grant to each non-employee director of a non-qualified option to purchase 5,000 shares of common stock at an exercise price equal to the closing market price on the date of grant.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" ELECTION OF THE MANAGEMENT SLATE OF NOMINEES.



                                     ITEM II
                             AMENDMENT TO STOCK PLAN

         The Board of Directors has adopted, subject to shareholder approval, an amendment to the Company's Stock Plan (the "Plan"). The amendment provides for an increase in the total number of shares available under the Plan by 200,000 shares to a total of 1,970,000 shares. As of February 29, 2000, a total of 475,807 shares had been issued upon the exercise of options under the Plan and there were options outstanding to purchase 1,278,000 shares under the Plan. Therefore, without shareholder approval of the amendment to the Plan, the Company believes that the remaining shares will be insufficient to cover future option grants and awards. The Board of Directors deemed it prudent to increase the shares available for grant under the Plan by 200,000 shares to facilitate future option grants and restricted stock awards.

SUMMARY OF THE PLAN

         The Plan provides for the granting of stock options or restricted stock awards to key employees, consultants and directors. An aggregate of 1,770,000 shares of Common Stock have been issued or reserved for issuance under the Plan, as amended by the Board of Directors. Shares covered by expired or terminated stock options and forfeited shares of restricted stock may be used for subsequent awards under the Plan.

         The Plan is administered by the Company's Board of Directors or, if the Board so determines, by a committee of "disinterested persons" as defined in the Plan who are appointed by the Board. The Board or the committee has the power to select recipients, make awards of stock options or restricted shares, and adopt regulations and procedures for the Plan.

         The Plan permits the award of both stock options that qualify as "incentive stock options" under the Internal Revenue Code and options that do not so qualify ("non-qualified options"). Incentive stock options differ as to their tax treatment and are subject to a number of limitations under the Internal Revenue Code. The exercise price of non-qualified options may not be less than 85% of the fair market value of the stock on the date the option is granted. Incentive stock options may not be granted with an exercise price less than 100% of the fair market value of the Common Stock on the date of the grant (or, for an option granted to a person holding more than 10% of the Company's voting stock, at less than 110% of fair market value).

         Following an optionee's death, disability or retirement, the optionee's options may be exercised by the optionee (or the optionee's legal representative or legatee) for a period of three years or until the expiration of the stated term of the option, whichever is less. If an optionee's employment with the Company terminates for any other reason, such optionee's options will immediately terminate, except if such optionee is involuntarily terminated without "cause," in which even the optionee's vested options are exercisable for the lesser of three months or the remaining term of the option. Options may not be transferred other than by will or the laws of descent and distribution, and during the lifetime of an optionee may be exercised only by the optionee.

         The term of each option, which is fixed by the committee or the Board at the time of grant, may not exceed ten years from the date the option is granted (except that an incentive option granted to a person holding more than 10% of the Company's voting stock may be exercisable only for five years). Options may be made exercisable in whole or in installments, as determined by the committee or the Board. The vesting of options may be accelerated upon a change in control of the Company.

         The committee or the Board may also grant restrictive stock awards under the Plan that result in shares of Common Stock being issued to a participant subject to restrictions against disposition during a restricted period established by the committee or the Board. The committee or the Board may condition the grant of restricted stock upon the attainment of specified performance goals or service requirements. The provisions of restricted stock awards need not be the same with respect to each recipient. The shares of restricted stock awarded under the Plan are to be held in custody by the Company until the restrictions thereon have lapsed. During the period of the restrictions, a participant has the right to vote the shares of restricted stock and to receive dividends and distributions unless the committee or the Board requires such dividends and distributions to be held by the Company subject to the same restrictions as the restricted stock. If a participant terminates employment during the period of the restrictions, all shares still subject to restrictions will be forfeited and returned to the Company, subject to the right of the committee or the Board to waive such restrictions in the event of a participant's death, total disability, retirement or under special circumstances approved by the committee or the Board.

GRANTS OF OPTIONS

         As of February 29, 2000, there are options outstanding under the Plan for 1,278,000 shares. During the last three years (January 1, 1997 to December 31, 1999), the Company has granted under the Plan options for a total of 650,000 shares to executive officers at an average price of $1.24 per share, options for a total of 75,000 shares to directors who are not executive officers at an average price of $1.62 per share and options for a total of 696,500 shares to other employees and to consultants at exercise prices ranging from $1.00 to $3.375 per share. In 1997 options to purchase 13,768 shares were exercised by current and former employees. In 1998 options to purchase 40,066 shares were exercised by current and former employees. In 1999 options to purchase 181,666 shares were exercised by current and former employees. As of February 29, 2000, options covering 828,093 shares have terminated with exercise prices ranging from $.50 to $4.50 per share.

FEDERAL INCOME TAX TREATMENT

         Generally the grant of either an incentive stock option or a non-qualified option under the Plan will not cause recognition of income by the optionee or entitle the Company to an income tax deduction. Upon exercise of an option the tax treatment will generally vary depending on whether the option is an incentive stock option or a non-qualified option. The exercise of an incentive stock option will generally not cause recognition of income by the optionee or entitle the Company to a tax deduction. However, the amount by which the fair market value of the shares obtained exceeds the exercise price on the date of exercise is an item of tax preference to the optionee for alternative minimum tax purposes.

         The exercise of a non-qualified option will generally cause the optionee to recognize taxable income equal to the difference between the exercise price and the fair market value of the stock obtained on the day of exercise. The Company must then in most cases obtain from the optionee funds to meet tax withholding requirements arising from that income recognition. The exercise of a non-qualified option will also generally entitle the Company to an income tax deduction equal to the amount of the income recognized by the exercising option holder.

         The foregoing discussion of the federal income tax treatment of options is necessarily general and any option holder should consult his tax advisor as to his own particular circumstances and applicable laws and regulations.

SHAREHOLDER APPROVAL

         Approval of the amendment to the Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE PROPOSED AMENDMENT TO THE PLAN.



                                    ITEM III
                    AMENDMENT TO EMPLOYEE STOCK PURCHASE PLAN

         The Company's 1993 Employee Stock Purchase Plan (the "Purchase Plan") was adopted by the Board of Directors and was approved by the Company's shareholders on April 27, 1993. The purpose of the Purchase Plan is to facilitate purchase of Company Common Stock by employees through payroll deductions to foster a greater community of interest between the Company's employees and its shareholders. There are approximately 70 employees, including four executive officers, who are currently eligible to participate under the Purchase Plan.

         In its original form the Purchase Plan covered 1993 through 1995 and reserved a total of 200,000 shares of common stock for employee purchase in those three years. At the Annual Meeting of Shareholders on May 11, 1995, the shareholders approved the addition of 200,000 shares to the Purchase Plan and extended the Purchase Plan through 1996. The Purchase Plan was not extended through 1997. At the Annual Meeting of Shareholders on May 21, 1998, the shareholders renewed the Purchase Plan for 1998 through 2000. As of the end of 1999 a total of 325,626 shares have been purchased by employees under the Purchase Plan. The Company believes that the remaining 74,374 shares will be insufficient to cover all the shares which employees would like to purchase under the Plan in 2000. Thus the Company's Board of Directors has approved and is hereby submitting to stockholders for approval amendments to the Plan which would (i) increase by 200,000 the total number of shares available under the Plan, and (ii) extend the term of the Plan for three additional years, so as to allow greater participation by the Company's employees over a longer period of tie. The other terms of the Plan would not change in any material aspect. The terms of the Plan, with the proposed amendments, are summarized below.

TERM OF THE PURCHASE PLAN

         The original Purchase Plan was for a total term of three years, carried out in phases of one year each. Each phase commences immediately after the termination of the preceding phase. The proposed Amendment would extend the Purchase Plan for three one year phases, consisting of the years 2001 through 2003.

ELIGIBILITY

         Any employee of the Company who customarily works more than 20 hours per week and more than five months in a calendar year, and who is employed by the Company when a phase begins, is eligible to participate in the phase of the Purchase Plan. Employees of any future subsidiary of the Company may also participate.

PARTICIPATION

         Eligible employees may voluntarily elect to participate in the Purchase Plan by completing a payroll deduction authorization which is effective on the first day of the applicable phase. Payroll deductions are limited to 10% of the participating employee's base pay for the phase.

PURCHASE PRICE

         The payroll deductions authorized by participating employees are used to purchase newly issued shares of Common Stock from the Company at the end of each phase. The purchase price is the lower of 85% of the fair market value of the shares on the first day or the last day of the applicable phase of the Purchase Plan.

EXERCISE AND WITHDRAWAL

         Shares are purchased for participating employees automatically on the last day of a phase, unless the participant elects in writing prior to such date not to complete the purchase. A participant may at any time during a phase give notice that he or she does not wish to continue to participate, and all amounts withheld are then refunded with interest.

ADMINISTRATION AND AMENDMENT

         The Purchase Plan is administered by a Committee appointed by the Board of Directors. Each member of such Committee is either a director, officer or employee of the Company. The Board of Directors may at any time amend the Purchase Plan, except that no amendment may make changes in stock purchase rights already granted that would adversely affect the rights of any participant.

INCOME TAX CONSEQUENCES AND REGISTRATION WITH SEC

         The Company believes that the Purchase Plan is a "qualified" Purchase Plan under Section 423 of the Internal Revenue Code of 1986. Under the Internal Revenue Code, no income will result to a participant upon the purchase of shares, and no deduction will be allowed by the Company. The gain, if any, resulting from a disposition of the share received by a Participant, is reported according to the provisions of Section 423 of the Internal Revenue Code, and will be taxed in part as ordinary income and in part as capital gain.

         The Company has filed with the Securities and Exchange Commission a registration statement covering the offering of shares under the Purchase Plan, and a prospectus will be delivered to each eligible employee prior to the time when an election to participate must be made.

SHAREHOLDER APPROVAL OF AMENDMENT

         Approval of the proposed amendment to the Purchase Plan requires the affirmative vote of a majority of the shares present and entitled to vote at the Meeting.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" APPROVAL OF THE AMENDMENT TO THE PURCHASE PLAN.

                                     ITEM IV
                              APPROVAL OF AUDITORS

         Ernst & Young LLP, independent auditors, have been the Company's auditors since 1990. They have been reappointed by the Board of Directors as the Company's auditors for the year ending December 31, 2000. Although shareholder approval is not required, the Board of Directors requests it. In the event the appointment should not be approved by the shareholders, the Board of Directors will make another appointment to be effective at the earliest possible time.

         A representative of Ernst & Young LLP is expected to be present at the Meeting, will be given the opportunity to make a statement and will be available to answer appropriate questions.

         THE BOARD OF DIRECTORS RECOMMENDS THAT SHAREHOLDERS VOTE "FOR" RATIFICATION OF THE SELECTION OF ERNST & YOUNG LLP.



                                 OTHER BUSINESS

         The Management of the Company knows of no matters other than the foregoing to be brought before the Meeting. However, the enclosed proxy gives discretionary authority in the event any additional matters should be presented.

         The proxy rules of the Securities and Exchange Commission permit shareholders, after timely notice to issuers, to present proposals for shareholder action in issuer proxy statements where such proposals are consistent with applicable law, pertain to matters appropriate for shareholder action and are not properly omitted by issuer action in accordance with the proxy rules. The Company's next meeting of Shareholders (for the year ending December 31, 2000) is expected to be held on or about May 16, 2001 and proxy materials in connection with that meeting are expected to be mailed on or about April 6, 2001. Any shareholder proposals prepared in accordance with the proxy rules for inclusion in the Company's proxy materials must be received by the Company on or before December 1, 2000.

         The Company's Annual Report on Form 10-K for the year ended December 31, 1999 is being mailed to shareholders with this Proxy Statement.

                                           By Order of the Board of Directors


                                           G. L. Hoffman
                                           Secretary

                                     [LOGO]
                           INSIGNIA(R) SYSTEMS, INC.


                        ANNUAL MEETING OF STOCKHOLDERS

                            WEDNESDAY, MAY 17, 2000
                                   9:00 A.M.

                               RAMADA PLAZA HOTEL
                             12201 RIDGEDALE DRIVE
                              MINNETONKA, MN 55305




[LOGO]
INSIGNIA(R) SYSTEMS, INC.

                5025 CHESHIRE LANE NORTH, PLYMOUTH, MN 55446              PROXY
--------------------------------------------------------------------------------
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS FOR USE AT THE ANNUAL MEETING ON MAY 17, 2000.

The shares of stock you hold in your account will be voted as you specify on the reverse side.

IF NO CHOICE IS SPECIFIED, THE PROXY WILL BE VOTED "FOR" ITEMS 1, 2, 3 AND 4.

By signing the proxy, you revoke all prior proxies and appoint Scott F. Drill and John R. Whisnant, and each of them, with full power of substitution, to vote your shares on the matters shown on the reverse side and any other matters which may come before the Annual Meeting and all adjournments.





                      SEE REVERSE FOR VOTING INSTRUCTIONS.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR ITEMS 1, 2, 3 AND 4.


 1. Election of Directors:    01 G. L. Hoffman     05 W. Robert Ramsdell    [ ] Vote FOR             [ ] Vote WITHHELD
                              02 Scott F. Drill    06 Don E. Schultz            all nominees             from all nominees
                              03 Gary L. Vars      07 Gordon F. Stofer          (except as marked)
                              04 Erwin A. Kelen    08 Frank D. Trestman


(INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDICATED NOMINEE,
WRITE THE NUMBER(S) OF THE NOMINEE(S) IN THE BOX PROVIDED TO THE RIGHT.) [     ]

                                PLEASE FOLD HERE


2. To ratify an amendment to the Company's Stock Plan to increase the number
   of shares available under the plan.    [ ]For     [ ] Against     [ ] Abstain


3. To ratify an amendment to the Company's Employee Stock Purchase Plan to increase the number of shares available under the Plan and extend the term
   of the Plan.                           [ ]For     [ ] Against     [ ] Abstain


4. To ratify the appointment of Ernst & Young LLP as independent auditors for
   the current year.                      [ ]For     [ ] Against     [ ] Abstain


THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED FOR EACH PROPOSAL.


Address Change? Mark Box [ ]
Indicate changes below:
                                             Date
                                                   -----------------------------

                                        ----------------------------------------



                                        ----------------------------------------

                                        Signature(s) in Box
                                        Please sign exactly as your name(s)
                                        appear on Proxy. If held in joint
                                        tenancy, all persons must sign.
                                        Trustees, administrators, etc., should
                                        include title and authority.
                                        Corporations should provide full name of corporation and title of authorized officer signing the proxy.